UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 30, 2005

                Date of Report (Date of earliest event reported)

                          FIRST CONSULTING GROUP, INC.

             (Exact name of registrant as specified in its charter)


        Delaware                        0-23651                 95-3539020
(State of Incorporation)       (Commission File Number)       (IRS Employer
                                                          Identification Number)

                          111 W. Ocean Blvd. 4th Floor
                              Long Beach, CA 90802

               (Address of principal executive offices) (Zip Code)

                                 (562) 624-5200

              (Registrant's telephone number, including area code)

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

First Consulting Group, Inc. ("FCG") has entered into a Change in Control Agreement (an "Agreement") with each of the members of FCG's management executive committee: Luther Nussbaum (Chairman and CEO), Steven Heck (President), Mitch Morris (Executive Vice President), Thomas Underwood (Executive Vice President) and Thomas Watford (Executive Vice President and Interim CFO). In addition, FCG has entered into an Agreement with its two other
Section 16 officers, Philip Ockelmann (Chief Accounting Officer and Controller) and Michael Zuercher (General Counsel). Each of the above individuals is referred to as an "Executive" for purposes of this report.

Terms and Conditions of Change in Control Agreements. The terms and conditions of each Agreement are substantially the same, except as otherwise described below. The Agreement provides for a severance payment and benefits to the Executive in the event of the termination of the Executive's employment by FCG without "Cause," or by the Executive for "Good Reason," or by reason of the Executive's death or "Disability," if such termination occurs within the period beginning one month before and ending 13 months after a "Change in Control." In such event, the Executive will receive a severance payment, in a cash lump sum, in the amount of 200% of annual base salary (in the case of Messrs. Nussbaum, Heck, Morris, Underwood and Watford), or 150% of annual base salary (in the case of Messrs. Ockelmann and Zuercher). For this purpose, the Executive's annual base salary will be the greatest annual rate of base salary from FCG or its successor in effect during the period beginning 90 days prior to the "Change in Control" and ending on the Executive's termination of employment. Also, in such event, the Executive and the Executive's spouse and dependent children will receive continued health benefits coverage, at FCG's cost, for 24 months (in the case of Messrs. Nussbaum, Heck, Morris, Underwood and Watford), or 18 months (in the case of Messrs. Ockelmann and Zuercher), and the Executive will receive executive outplacement assistance benefits, at FCG's cost, consistent with the benefits historically provided by FCG. The Executive must terminate employment for "Good Reason" not later than 30 days after the calendar year in which the "Good Reason" event occurs in order to receive the severance payment and benefits. The Agreement further provides that, in the event of a "Change in Control," the Executive will receive a pro-rated target bonus, in a cash lump sum, based on the Executive's target bonus in effect immediately prior to the "Change in Control" (or, if earlier, immediately prior to the Executive's termination of employment), and the portion of the applicable bonus period that precedes the "Change in Control."

The Agreement generally defines a "Change in Control" to mean a dissolution, liquidation or sale of all or substantially all of FCG's assets, a merger or consolidation in which FCG is not the surviving corporation, or a reverse merger in which FCG is the surviving corporation but the shares of FCG's common stock are converted into securities, cash or other property, or a change in FCG's directors resulting in the incumbent directors ceasing to constitute at least 50% of FCG's board of directors. A merger or consolidation, or a reverse merger or consolidation, generally will not be a "Change in Control" unless FCG's stockholders cease to own securities representing, either directly or indirectly, at least 50% of the combined voting power of FCG or its successor. For purposes of the definition of "Change in Control," an incumbent director is a director who is a member of the FCG board of directors on the date of the Agreement, or whose election or nomination for election is approved by a vote of at least 50% of the incumbent directors.

The Agreement generally defines "Cause" to mean the Executive's willful theft or embezzlement of funds of FCG, the Executive's conviction of a felony or other criminal conviction for fraud, embezzlement, or other act of moral turpitude, the Executive's willful violation of any law or regulation applicable to FCG's business, including any federal or state securities laws, or the Executive's willful and continued failure to perform substantially the Executive's duties and responsibilities with FCG consistent with the lawful directions of FCG. Also, the Agreement generally defines "Good Reason" to mean a reduction in the Executive's annual rate of base salary, or target cash bonus, the failure of FCG to make the Executive eligible for any long term incentive compensation plan in which similarly situated executives are eligible, the failure of FCG to provide the Executive with a package of welfare benefits that, taken as a whole, provide substantially similar benefits, a substantial diminution in the Executive's responsibilities or authority, or a request that the Executive relocate the Executive's principal worksite more than 35 miles, in each case as determined in effect immediately prior to the "Change in Control" (or, if earlier, immediately prior to the Executive's termination of employment). The Agreement generally defines "Disability" to mean the Executive's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for at least 12 months, or the Executive's receipt of income replacement benefits for at least three months under a FCG plan by reason of such an impairment.

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The payments and benefits to be made to the Executive under the Agreement (other than the pro-rated target bonus) are conditioned on the Executive's general release of claims against FCG and its affiliates. The general release will not apply to the Executive's rights under the Agreement or as a stockholder, or under any stock option or other stock award from FCG or any FCG employee benefit plan. The Agreement also provides that the payments and executive outplacement assistance benefits to be made will be reduced to the extent necessary to prevent the payments and benefits to be made under the Agreement (or other agreements and plans) from being "parachute payments" under Section 280G of the Internal Revenue Code.

The Agreement will terminate in five years if no "Change in Control" occurs. The Agreement will be binding on FCG and its successors and assigns and the Executive, and FCG must require that any successor or assignee expressly assume and agree to perform FCG's obligations under the Agreement. Any controversy or dispute relating to the Agreement or the general release will be subject to mandatory and binding arbitration, and the successful or prevailing party in the arbitration will be awarded reasonable attorneys' fees and expenses relating to the arbitration.

Item 9.01.        Exhibits.

     (c)   Exhibits

     Exhibit No.             Description of Exhibit
     -----------             -----------------------------------
     10.1                    Form of Change in Control Agreement


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    FIRST CONSULTING GROUP, INC.



Date:    July 5, 2005               By:      /s/ Michael A. Zuercher
                                             ---------------------------------
                                    Name:    Michael A. Zuercher
                                    Title:   VP, General Counsel and Secretary


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                                  EXHIBIT INDEX


     Exhibit No.             Description of Exhibit
     -----------             -----------------------------------
     10.1                    Form of Change in Control Agreement






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